UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 6, 2012

FLOW INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2012, Flow International Corporation (“Flow”) and Property Reserve Inc. (“Property Reserve”) entered into the Second Amendment ("Second Amendment") to Lease Agreement dated January 30, 2003 extending the term of the lease for Flow's Kent, Washington headquarters. The original lease term was set to expire on December 31, 2012; the new term ends January 31, 2020 and includes an extension option.  The Second Amendment also includes an early termination option, allowing Flow to terminate the lease after the forty second month. The new monthly rental is $72,500.00 for the first year (with 50% discount for the first 6 months), with annual increases of 2.5%.
The foregoing is a summary of the terms of the Second Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
10.1. Second Amendment dated January 31, 2012, to Lease Agreement dated January 30, 2003 between Flow International Corporation and Property Reserve, Inc.
10.2. First Amendment dated December 20, 2006, to Lease Agreement dated January 30, 2003 between Flow International Corporation and Property Reserve, Inc.
10.3. Lease Agreement dated January 30, 2003 between Flow International Corporation and Property Reserve, Inc. (Incorporated by reference to Exhibit 10.11 to the registrant's Annual Report on Form 10-K for the year ended April 30, 2003.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: February 10, 2012	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary